Exhibit 14

10/10/22, 8:32 AM	VIRGINIA - SCC

RA History

Entity Information

Entity Name:	CWS Investments Inc.
Entity ID:	11348170
Entity Type:	Stock Corporation
Entity Status:	Active
Series LLC:	N/A
Reason for Status:	Active and In Good Standing
Formation Date:	02/22/2022
Status Date:	02/22/2022
VA Qualification Date:	02/22/2022
Period of Duration:	Perpetual
Industry Code:	0 - General
Annual Report Due Date:	N/A
Jurisdiction:	VA
Charter Fee:	$2500.00
Registration Fee Due Date:	Not Required

RA History Details

Appointed Date	End Date	RA Name	RO Address	RA Qualification
02/22/2022	N/A		5004 Columbia Rd, Annandale, Annandale, VA, 22003, USA	Director of the Corporation

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